UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 _____________

                                   FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  September 28, 2010
                                                  ------------------


                                  Zanett, Inc.
----------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


Delaware                              001-32589              56-4389547
-----------------------------------------------------------------------------
(State or other jurisdiction         (Commission           (IRS Employer
of incorporation)                    File Number)         Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                          10022
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 583-0300
                                                     --------------

-----------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act        (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act         (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
On September 28, 2010, Zanett, Inc. (the "Company"), together with its wholly-owned subsidiary, Zanett Commercial Solutions, Inc. ("ZCS"; and together with the Company, the "Borrowers"), entered into a Second Amended Forbearance Agreement (the "Second Amended Agreement") with Bank of America, N.A., as successor-by-merger to LaSalle Bank National Association (the "Lender") which amended the Forbearance Agreement entered into between the Borrowers and the Lender on June 21, 2010 (the "Original Agreement"), which was reported on, and filed as an exhibit to, the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 25, 2010. Upon the expiration of the Original Agreement, the Borrowers and the Lender entered into a First Amended Forbearance Agreement dated July 21, 2010 (the "First Amended Agreement"), which expired on August 21, 2010. The First Amended Agreement was reported on, and filed as an exhibit to, the Company's Current Report on Form 8-K filed with the SEC on July 28, 2010.

The Second Amended Agreement relates to the existence of certain events of default under the Loan and Security Agreement between the Borrowers and the Lender dated December 21, 2006, as amended (the "Loan Agreement"), and the expiration of the term of the First Amended Agreement on August 21, 2010. Under the Second Amended Agreement, the Lender agreed to continue to forbear from exercising the rights and remedies available to it under the Loan Agreement until the earlier of the occurrence of: (i) an event of default under the Loan Agreement (but not including the events of default described in the Second Amended Agreement), or (ii) October 31, 2010 (the "Forbearance Term"). The interest rate under the Second Amended Agreement remains the same as under the Original Agreement and the First Amended Agreement, and the advance rate under the Loan Agreement is sixty-two and one half (62.5%)percent of the face amount of Borrowers' then Existing Eligible Accounts (as that term is defined in the Loan Agreement), and the maximum revolving loan limit is reduced to $5,000,000.

As with the Original Agreement and the First Amended Agreement, under the Second Amended Agreement, upon expiration or earlier termination of the Forbearance Term, the Lender may, without notice or demand, cause all outstanding liabilities under the Loan Agreement to become immediately due and payable, and the Lender may terminate its obligation to forbear under the Second Amended Agreement, cease making advances under the Loan Agreement, and exercise all remedies available to the Lender under law, equity or otherwise. The Borrowers agreed to pay the Lender a forbearance fee equal to $30,000 in connection with the Second Amended Agreement.

As with the Original Agreement and the First Amended Agreement, under the Second Amended Agreement, the Borrowers agreed to certain customary covenants, conditions, waivers, and releases, made certain representations and warranties, and agreed to indemnify the Lender and its affiliates against actions that may occur under the Loan Agreement, the Original Agreement, the First Amended Agreement, the Second Amended Agreement, and related agreements and documents.

The foregoing is a summary of certain material terms and conditions of the Second Amended Agreement, and not a complete discussion of the Second Amended Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Second Amended Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
Exhibit No. Description
----------  -----------
10.1 Second Amended Forbearance Agreement, effective as of September 28, 2010, among Bank of America, N.A., as successor-by-merger to LaSalle Bank National Association, Zanett, Inc., and Zanett Commercial Solutions, Inc. SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ZANETT, INC.



Date:  October 07, 2010             By:   /s/ Dennis Harkins
                                          Dennis Harkins
                                          Chief Financial Officer


EXHIBIT INDEX

Exhibit No. Description
---------   -----------

10.1 Second Amended Forbearance Agreement, effective as of September 28, 2010, among Bank of America, N.A., as successor-by-merger to LaSalle Bank National Association, Zanett, Inc., and Zanett Commercial Solutions, Inc.



	- 2 -
896217.2902496.2
PHTRANS/ 930184.2